Exhibit 99.1

Ready Capital Corporation Stockholders Approve Issuance of Common Stock in Merger with Anworth Mortgage Asset Corporation

New York, New York, March 17, 2021 / PRNewswire / – Ready Capital Corporation (NYSE:RC) (“Ready Capital” or the “Company”) today announced that at the special meeting of stockholders held today, conducted by means of a virtual meeting held live over the internet, its stockholders approved the issuance of the Company’s common stock pursuant to the terms of the previously announced merger agreement with Anworth Mortgage Asset Corporation (“Anworth”). Pursuant to the merger agreement, Ready Capital will acquire Anworth through Anworth’s merger with and into a wholly owned subsidiary of Ready Capital (the “Merger”).

The Merger is expected to close on March 19, 2021, subject to customary closing conditions. As a result of the Merger, among other things, each share of common stock of Anworth (“Anworth common stock”) outstanding at the effective time of the Merger will be converted into the right to receive from Ready Capital 0.1688 shares of common stock, par value $0.0001 per share, of Ready Capital (“Ready Capital Common Stock”) plus $0.61 in cash. Cash will be paid in lieu of fractional shares of Ready Capital Common Stock that would have been received as a result of the Merger.

In addition, each share of Anworth’s 8.625% Series A Cumulative Preferred Stock, $0.01 par value per share, will be converted into the right to receive one share of Ready Capital’s Series B Preferred Stock, par value $0.0001 per share, each share of Anworth’s 6.25% Series B Cumulative Convertible Preferred Stock, $0.01 par value per share, will be converted into the right to receive one share of Ready Capital’s Series C Preferred Stock, par value $0.0001 per share; and each share of Anworth’s 7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, will be converted into the right to receive one share of Ready Capital’s Series D Preferred Stock, par value $0.0001 per share.

Forward-Looking Statements

This press release includes “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These forward-looking statements are based on current assumptions, expectations and beliefs of Ready Capital and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Ready Capital cannot give any assurance that these forward-looking statements will be accurate. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies. There are a number of risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from the forward-looking statements included herein, including, but not limited to: the Merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the parties may not be able to satisfy the conditions to the Merger in a timely manner or at all; risks related to disruption of management’s attention from ongoing business operations due to the proposed Merger; the risk that any announcements relating to the Merger could have adverse effects on the market price of common stock of Ready Capital; the risk that the Merger could have an adverse effect on the operating results and business of Ready Capital generally; the outcome of any legal proceedings relating to the Merger; the ability to retain key personnel; the impact of the COVID-19 pandemic on the business and operations, financial condition, results of operations, and liquidity and capital resources of Ready Capital; conditions in the market for mortgage-related investments; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; market conditions; general economic conditions; and legislative and regulatory changes that could adversely affect the business of Ready Capital. All such factors are difficult to predict, including those risks set forth in Ready Capital’s Joint Proxy Statement/Prospectus filed with the SEC on February 9, 2021, annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K that are available on Ready Capital’s website at http://www.readycapital.com and on the SEC’s website at http://www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Ready Capital undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law.

About Ready Capital Corporation

Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services small to medium balance commercial loans. Ready Capital specializes in loans backed by commercial real estate, including agency multifamily, investor and bridge as well as SBA 7(a) business loans. Headquartered in New York, New York, Ready Capital employs over 500 lending professionals nationwide. The company is externally managed and advised by Waterfall Asset Management, LLC.

Contact

Investor Relations
Ready Capital Corporation
212-257-4666
InvestorRelations@readycapital.com